LaBonte & Co.
Chartered Accountant
1095 West Pender Street, Suite 1205
Vancouver, British Columbia V6E 2M6
(604) 682-2778


August 17, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form SB-2

Dear Sir/Madame:

As Chartered Accountants, we hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of our report dated February 23, 2000 in Urbana.ca, Inc.'s Form 10-KSB for the fiscal year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  LaBonte & Co.
LaBonte & Co.